SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant☐
Filed by a Party other than the Registrant☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑ Definitive Proxy Statement

☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

The Allied Defense Group, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      ☑ No fee required.

      ☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4) Proposed maximum aggregate value of transaction:

      (5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount previously paid:

      (2) Form, schedule or registration statement no.:

      (3) Filing party:

      (4) Date filed:

THE ALLIED DEFENSE GROUP, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 4, 2004

       NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of The Allied Defense Group, Inc. will be held on Friday, June 4, 2004, at The Tower Club, 17th Floor, 8000 Towers Crescent Drive, Vienna, Virginia 22182, at 10:00 a.m., local time, for the following purposes:

1. To elect seven (7) directors of the Company to serve for the ensuing year and until their successors are elected and qualified.

2. To consider and act upon a proposal to ratify the selection of Grant Thornton LLP as the Company’s independent auditors for the year 2004.

3. To transact such other business as may properly come before the meeting or any adjournment of adjournments thereof.

      Only stockholders of record at the close of business on April 9, 2004 are entitled to notice of and to vote at the meeting.

      A copy of the Annual Report of The Allied Defense Group, Inc. for 2003 is enclosed with this Notice, the attached Proxy Statement and the accompanying proxy.

      All Stockholders are urged to attend the meeting in person or by proxy. Stockholders who do not expect to attend the meeting are requested to complete, sign and date the enclosed proxy and return it promptly in the self-addressed envelope provided.

By Order of the Board of Directors,

JOHN G. MEYER, JR.,
Chief Executive Officer
and President

April 29, 2004

THE ALLIED DEFENSE GROUP, INC.

8000 Towers Crescent Drive, Suite 260
Vienna, Virginia 22182

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

June 4, 2004

INFORMATION CONCERNING SOLICITATION AND VOTING

General

      The accompanying proxy is solicited by and on behalf of the Board of Directors of The Allied Defense Group, Inc., a Delaware corporation (the “Company”), for use at the annual meeting of stockholders to be held at The Tower Club, 17th Floor, 8000 Towers Crescent Drive, Vienna, Virginia 22182, on Friday, June 4, 2004, at 10:00 a.m., local time, or any adjournment thereof (the “annual meeting”).

      The record date for determination of the stockholders entitled to vote at the annual meeting is April 9, 2004 at the close of business. Any stockholder giving a proxy may revoke it at any time before it is exercised (including a revocation at the annual meeting) by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date.

      In accordance with the laws of the State of Delaware and the Company’s charter and bylaws, a majority of the outstanding shares of common stock will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions and broker non-votes are not counted for purposes of the election of directors. An abstention will be counted as a vote against the approval of any other matter to come before the meeting. Broker non-votes will not be counted for any other matter scheduled to come before the meeting.

      The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokers, banks and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the common stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation. The Company has also retained Georgeson Shareholder Communications, Inc. to aid in the solicitation at an estimated cost of $4,500 plus out-of-pocket expenses.

      The approximate date on which this Proxy Statement and enclosed form of proxy are to be mailed to stockholders is April 29, 2004.

Voting Securities and Principal Stockholders

      On April 9, 2004, the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting, 5,555,476 shares of common stock of the Company were outstanding. Common stock is the only class of capital stock of the Company currently outstanding. Each stockholder of record is entitled to one vote for each share of common stock owned on all matters to come before the annual meeting.

      The following table sets forth information with respect to the shares of the Company’s common stock which are held by the only persons known to the Company to be the beneficial owners of more than 5% of such common stock based upon the most recent filings made by the undersigned with the Securities and Exchange Commission:

	Name and Address of	Amount and Nature of
Title of Class	Beneficial Owner	Beneficial Ownership	Percent of Class(1)

Common	FMR Corp.(2)	475,000	7.5%
	82 Devonshire Street	Owned directly
	Boston, MA 02109
Common	Bricoleur Capital(3)	460,200	7.3%
	Management, LLC	Owned directly
	12230 El Camino Rd, Ste. 100
	San Diego, CA 92130
Common	Riverview Group, LLC(4)	315,000	5.0%
	666 Fifth Avenue	Owned directly
	New York, New York 10103
Common	Dimensional Fund	307,230	4.9%
	Advisors, Inc.(5)	Owned directly
	1299 Ocean Ave., 11th Floor
	Santa Monica, CA 90401
Common	Heartland Advisors, Inc.(6)	300,000	4.8%
	789 North Water Street	Owned directly
	Milwaukee, Wisconsin 53202
Common	Berno, Gambal & Barbee, Inc. (7)	291,400	4.6%
	1100 North Glebe Road	Owned directly
	Suite 1040
	Arlington, Virginia 22201

(1)	Based upon 5,551,373 shares of common stock outstanding plus 427,998 shares which may be acquired within sixty (60) days pursuant to outstanding stock options plus 315,000 shares which may be issued within sixty (60) days pursuant to a convertible debenture and stock purchase warrant.

(2)	FMR Corp. and its wholly-owned subsidiary, Fidelity Management & Research Company (“Fidelity”), Eric D. Roiter, Edward C. Johnson, 3rd and Abigail P. Johnson, jointly filed an amended Schedule 13G with the SEC on February 17, 2004. This Schedule 13G states that Fidelity Low-Priced Stock Fund owns 475,000 shares of common stock.

(3)	Bricoleur Capital Management, LLC (“Bricoleur”) filed an amended Schedule 13G with the SEC on February 9, 2004. This Schedule 13G states that Bricoleur beneficially owned 460,200 shares of common stock as of December 31, 2003.

(4)	Riverview Group, LLC has the right to acquire up to 315,000 shares within sixty (60) days pursuant to its convertible debenture and stock purchase warrant.

(5)	Dimensional Fund Advisors, Inc. (“Dimensional”), a registered investment advisor, filed an amended Schedule 13G with the SEC on February 6, 2004. This Schedule 13G states that Dimensional is deemed to have beneficial ownership of 307,230 shares, all of which shares are owned by advisory clients of Dimensional. Dimensional disclaims beneficial ownership of all such shares.

(6)	Heartland Advisors, Inc. and William J. Nasgovitz filed a Schedule 13G with the SEC on February 12, 2004. This Schedule 13G states that The Heartland Value Fund owns 300,000 shares of common stock.

(7)	Berno, Gambal & Barbee, Inc. filed an amendment to its Schedule 13G with the SEC on February 13, 2004. This amendment states that Berno, Gambal & Barbee owns 291,400 shares of the common stock.

     The following information is furnished as of March 1, 2004, with respect to the beneficial ownership by management of the Company’s common stock:

	Name and Address of	Amount and Nature of
Title of Class	Beneficial Owner	Beneficial Ownership	Percent of Class(1)

Common	J. H. Binford Peay, III	191,097(2) Owned directly	3.2%

Common	John G. Meyer, Jr.	84,055(3) Owned directly	1.3%

Common	Harry H. Warner	46,000(4) Owned directly	*

Common	Clifford C. Christ	39,000(5) Owned directly	*

Common	J. R. Sculley	72,400(4) Owned directly	1.2%

Common	Ronald H. Griffith	30,000(4) Owned directly	*

Common	Gilbert F. Decker	15,000(5) Owned directly	*

Common	All executive officers and directors as a group(9)	542,864(6) Owned directly	8.6%

(1)	Based upon 5,551,373 shares of common stock outstanding plus 427,998 shares which may be acquired within sixty (60) days pursuant to outstanding stock options plus 315,000 shares which may be issued within sixty (60) days pursuant to a convertible debenture and stock purchase warrant.

(2)	Includes stock options for 159,666 shares which may be exercised within sixty (60) days.

(3)	Includes stock options for 72,666 shares which may be exercised within sixty (60) days.

(4)	Includes stock options for 26,000 shares which may be exercised within sixty (60) days.

(5)	Includes stock options for 13,000 shares which may be exercised within sixty (60) days.

(6)	Includes stock options for 397,998 shares which may be exercised within sixty (60) days.

*	Less than 1%

PROPOSAL ONE: ELECTION OF DIRECTORS

      Seven (7) directors are to be elected to serve until the next annual meeting and until their successors are elected and qualified. The accompanying proxy will be voted for the election of all of the persons named below as nominees unless the stockholder otherwise specifies in the proxy. Each nominee has consented to be named a nominee in this Proxy Statement and to continue to serve as a director if elected. If any of the nominees should become unavailable, the persons named in the proxy or their substitutes shall be entitled to vote for one or more substitutes to be designated by the Board of Directors.

      J. R. Sculley joined the Board of Directors in 1991; Clifford C. Christ joined the Board of Directors in April, 1993; Harry H. Warner joined the Board of Directors in January, 1996; J. H. Binford Peay, III and Ronald H. Griffith joined the Board in April, 2000; Gilbert F. Decker joined the board in June, 2002; and John G. Meyer, Jr. joined the Board of Directors in January, 2003.

      The Board of Directors has determined that a majority of its members are “independent” in accordance with the rules of the AMEX.

      The following information is presented with respect to each nominee, each of whom has indicated approval of his nomination and willingness to serve if elected:

	Year in which first		Principal business occupation for
Name of Nominee	elected a director	Age	past five years and other directorships

J. H. Binford Peay, III	2000	64	Superintendent of the Virginia Military Institute since June 2003; Chairman of the Board since January 2001; Chief Executive Officer from January 2001 — June 2003; formerly, Commander in Chief, United States Central Command, Vice Chief of Staff of the United States Army and a consultant. Also a director of United Defense Industries, Inc. and a Trustee of the National Defense University.
John G. Meyer, Jr.	2003	59	Chief Executive Officer since June 2003; President since January 2003; Chief Operating Officer from January 2001 — May 2003; Executive Vice President from January 2001 — January 2003; retired from United States Army having served as its most senior Public Affairs Officer.
J.R. Sculley	1991	63	Chairman Emeritus since January, 2001; Chairman of the Board, President and Chief Executive Officer from December 1992 — September 1999.
Clifford C. Christ	1993	56	President and Chief Executive Officer of NavCom Defense Electronics, Inc., a defense electronics company, since 1988.
Harry H. Warner	1996	68	President of the George C. Marshall Foundation; formerly a self-employed financial consultant, investor and real estate developer. Also a director of Chesapeake Corporation and Virginia Management Investment Corporation.
Ronald H. Griffith	2000	65	Executive Vice President and Chief Operating Officer of MPRI, Inc., a professional services company, since 1998; formerly, Vice Chief of Staff of the United States Army.
Gilbert F. Decker	2002	66	Consultant to defense and aerospace companies; formerly Executive Vice President of Engineering and Production of Walt Disney Imagineering and an Assistant Secretary of the Army for Research, Development and Acquisitions. Also a director of Alliant Techsystems, Inc. and Anteon International Corporation.

      The by-laws provide that a stockholder of the Company entitled to vote for the election of directors may nominate persons for election to the Board of Directors by providing written notice to the Secretary of the Company not less than 14 and not more than 50 days prior to the annual meeting. Such notice shall include (i) the name and address of the stockholder and of each person to be nominated, (ii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate each person specified, (iii) a description of all understandings between the stockholder and each nominee and other person (naming such person) pursuant to which the nomination is to be made by the stockholder, (iv) such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Board of Directors and (v) the consent of each nominee to serve as a director of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED ABOVE

PROPOSAL TWO: PROPOSAL CONCERNING INDEPENDENT AUDITORS

General

      Grant Thornton LLP has been reappointed as the Company’s independent auditors for the year 2004. A resolution will be presented at the annual meeting to ratify this appointment. The Company has been advised that representatives of Grant Thornton LLP are expected to be present at the annual meeting, with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

      Stockholder ratification of the selection of Grant Thornton as the Company’s independent public accountants is not required by the Company’s by-laws or other applicable legal requirement. However, the selection of Grant Thornton is being submitted to the stockholders for ratification as a matter of good corporate practice. If the stockholders, by the affirmative vote of a majority of the shares of common stock represented at the meeting, do not ratify the selection of Grant Thornton, the selection of independent accountants will be reconsidered.

Grant Thornton LLP Fees For Fiscal 2003

      The following table sets forth the fees paid by the Company to Grant Thornton LLP for audit and other services provided for 2003 and 2002:

	2003	2002

Audit fees	$280,300	$173,100
Audit-related fees	$3,255	$11,500
Tax fees	$51,800	$39,000
All other fees	$3,474	$14,000

Total	$338,829	$237,600

      Audit fees include work in connection with quarterly reviews.

      Additional audit fees of approximately $120,000 and $110,000 were billed to the Company’s foreign subsidiaries by other auditors for audit related services primarily involving statutory audits required by the laws of Belgium for 2003 and 2002, respectively.

      The Audit Committee considered whether the provision of services referenced above is compatible with maintaining Grant Thornton’s independence.

      The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year. The Audit Committee may also pre-approve particular services on a case-by-case basis.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF GRANT

THORNTON LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE YEAR 2004

BOARD AND COMMITTEE INFORMATION

General

      During calendar year 2003, there were six (6) formal meetings of the Board of Directors. The directors frequently communicate with one another on an informal basis.

      The Audit Committee is currently comprised of Messrs. Christ, Warner, Griffith and Decker. Among its functions, the Audit Committee (i) recommends the selection of the Company’s independent public accountants, (ii) reviews the scope of the independent public accountants’ audit activity, (iii) reviews the financial statements which are the subject of the independent public accountants’ certification, and (iv) reviews the adequacy of the Company’s basic accounting and internal control systems. The Company has updated the charter of the Audit Committee in view of recent rule changes. The revised Audit Committee Charter is available on the Company’s website at www.allieddefensegroup.com. A copy of the Audit Committee Charter is attached hereto as Attachment A. Each of the Audit Committee members satisfy the independence requirements and other established criteria of the AMEX and the Securities and Exchange Commission. The Board of Directors has determined that each of Clifford C. Christ and Gilbert F. Decker qualify as an “audit committee financial expert” as defined under applicable Securities and Exchange Commission rules and is financially sophisticated as defined by AMEX rules.

      The Compensation Committee is currently comprised of Messrs. Warner, Griffith, and Decker. The Compensation Committee establishes the Company’s executive compensation program. It also periodically reviews the compensation of executives and other key officers and employees of the Company and its subsidiaries. The Compensation Committee Charter is available on the Company’s website at www.allieddefensegroup.com.

      The Nominating Committee is currently comprised of Messrs. Griffith and Decker. The Nominating Committee is responsible for soliciting and recommending candidates for the Board of Directors. The Nominating Committee Charter is available on the Company’s website at www.allieddefensegroup.com. The Nominating Committee does not have any formal minimum qualifications for director candidates. The Nominating Committee identifies candidates by first evaluating the current members of the Board willing to continue in service. Current members of the Board who are willing to continue in service are considered for re-nomination. If any member of the Board does not wish to continue in service or if the Board decides not to re-nominate a member for re-election, the Board then identifies the desired skills and experience of a new candidate. Among other factors, when considering a prospective candidate, the Nominating Committee considers a candidate’s business experience and skills, personal integrity and judgment, and possible conflicts of interest. To date, the Nominating Committee has not utilized the services of any search firm to assist it in identifying director candidates. The Nominating Committee’s policy is to consider director candidate recommendations from its security holders which are received no later than December 31 prior to any annual meeting, including confirmation of the candidate’s consent to serve as a director. Upon receipt of such a recommendation, the Nominating Committee will solicit appropriate information about the candidate in order to evaluate the candidate, including information that would need to be described in the Company’s proxy statement if the candidate was nominated. Candidates recommended by security holders will be evaluated on the same basis as other candidates.

      The Ethics and Governance Committee is currently comprised of Messrs. Sculley, Warner, and Griffith. The Ethics and Governance Committee is responsible for evaluating the Company’s adherence to accepted standards of ethics and governance. The Ethics and Governance Committee Charter is available on the Company’s website at www.allieddefensegroup.com.

      The Audit Committee had five (5) meetings during 2003; the Compensation Committee met three (3) times in calendar year 2003; and each of the Nominating Committee and the Ethics and Governance Committee met once during 2003.

      Any security holder may communicate in writing by mail at any time with the whole board or any individual director (addressed to “Board of Directors” or to a named director) c/ o The Allied Defense Group, Inc., 8000 Towers Crescent Drive, Suite 260, Vienna, Virginia 22182. All communications will be promptly relayed to the appropriate directors. The Corporate Secretary will coordinate responses, if any.

      It is the policy of the Board of Directors that its members are encouraged to attend the annual meeting of shareholders. The 2003 annual meeting was attended by all of the incumbent directors.

      The Company has adopted a worldwide Code of Ethics which is available on the Company’s website at www.allieddefensegroup.com.

Report of the Audit Committee

      The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

      Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of the financial statements in accordance with generally accepted auditing standards. The independent auditors report to the Audit Committee and have free access to the Audit Committee to discuss any matters they deem appropriate.

      In overseeing the preparation of the Company’s financial statements, the Committee met with both management and the Company’s independent auditors to review and discuss annual and quarterly financial statements incorporated in the Company’s Forms 10-K and 10-Qs prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Committee discussed the statements with both management and the independent auditors. The Committee’s review included discussion with the independent auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees), as amended by Statement on Auditing Standards No. 90.

      The Board of Directors has determined that each member of the Committee is “independent” as defined under the rules of the AMEX.

      With respect to the Company’s independent auditors, the Committee, among other things, discussed with the auditors matters relating to its independence, including the disclosures made to the Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

      On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission. The Committee also reported to the Board, subject to stockholder approval, on the selection of the Company’s independent auditors.

      This report is submitted by the Audit Committee of the Board of Directors:

Clifford C. Christ

Harry W. Warner
Ronald H. Griffith
Gilbert F. Decker

Compensation Committee Report on Executive Compensation

      The following report of the Compensation Committee and the performance graphs included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report or the performance graphs by reference therein.

      The Compensation Committee of the Board of Directors is responsible for determining compensation and benefits for our executive officers and administering the 2001 Equity Incentive Plan.

      The Company’s compensation program for executives consists of three key elements:

•	a base salary;

•	a performance-based annual bonus; and

•	periodic stock incentives/rewards.

      The Compensation Committee believes that this three-part approach serves the interests of the Company and its shareholders. It enables the Company to meet the requirements of the highly competitive environment in which the Company operates while ensuring that executive officers are compensated in a way that advances both the short-term and long-term interests of shareholders. Under this approach, compensation for these officers involves a high proportion of pay that is “at risk” — namely, the annual bonus and stock incentives/ rewards.

      Base Salary — Base salaries for each of the Company’s executives are determined by the executive’s responsibilities and performance as well as comparative compensation levels for the executive’s peers. The Company periodically surveys the marketplace to determine comparable salary levels. Base salaries for the Company’s executive officers, other than the Chief Executive Officer, as well as changes in such salaries, are determined by the Compensation Committee following recommendations by the Chief Executive Officer. Base salary for the Chief Executive Officer is determined solely by the Compensation Committee.

      Annual Bonus — The employment agreement of each executive officer establishes a maximum annual bonus as a percentage of the executive’s annual salary. Annual bonuses are paid to executive officers of the Company in cash or in stock based upon achievement of management performance objectives. The objectives vary depending upon the executive’s responsibilities. The Committee evaluates achievement of the objectives following the end of each year and makes the annual bonus awards based on this assessment and recommendations from the Chief Executive Officer with respect to other executive officers. The same analysis is done by the Compensation Committee as to the Chief Executive Officer’s performance and his bonus is determined by them.

      Stock Incentives/ Awards — The final component of the Company’s executive compensation program is the periodic grant of stock options and/or stock awards. Historically, the Company has issued stock options to its executive officers when they joined the Company, in connection with a significant promotion within the Company and/or as a reward following excellent performance. The number of options granted has been based on the level of responsibility, Company performance and individual performance. Stock option grants have also been structured to induce the executive to remain in the employment of the Company by including incremental vesting provisions which permit exercise only after satisfaction of minimum tenure requirements. In view of the impending requirement to expense stock option grants, the Committee is evaluating the possible substitution of restricted stock awards for stock options.

      The Company reported substantial earnings in 2003 and the executive officers achieved many of their performance objectives. As a result, the executive management team was awarded reduced, but appropriate, bonuses for 2003 performance under their respective employment agreements, although not at the maximum levels. No stock awards were made for 2003 performance.

      General Peay resigned as Chief Executive Officer as of June 1, 2003 and received his base salary of $153,583 (at the annual rate of $335,000) through said date. The Compensation Committee evaluated his 2003 performance through his resignation date in early June, 2003 and awarded him a $69,791 cash bonus.

      Mr. Meyer was elected Chief Executive Officer of the Company effective June 1, 2003. In connection with his assumption of the duties of the Chief Executive Officer, Mr. Meyer’s annual base salary was increased to $270,000 and he was awarded stock options for 70,000 shares of the Company’s common stock. The Compensation Committee evaluated his 2003 performance in early 2004 and awarded him a $85,167 bonus.

      This report is submitted by the Compensation Committee of the Board of Directors:

Harry H. Warner

Ronald H. Griffith

EXECUTIVE AND BOARD COMPENSATION

Compensation of Executive Officers

      The following table sets forth information concerning all compensation paid for services rendered in all capacities to the Company and its subsidiaries during the years ended December 31, 2003, 2002 and 2001 to the chief executive officer of the Company and to other executive officers of the Company whose total annual salary and bonus exceeds $100,000:

SUMMARY COMPENSATION TABLE

					Long-Term
					Compensation
		Annual Compensation			Awards

					Securities
					Underlying
				Other Annual	Options/	All Other
Name and Principal Position	Year	Salary(1)	Bonus(2)	Compensation(3)	SARs (#)	Compensation(4)

J. H. Binford Peay, III,	2003	$153,583	$69,791	$107,960	6,500	—
Chairman of the Board;	2002	$312,500	$150,637	$69,007	100,000	—
Chief Executive Officer	2001	$300,000	$150,000	$67,685	100,000	$86,250
until June, 2003

John G. Meyer, Jr.,	2003	$243,333	$85,167	$3,949	70,000	—
Chief Executive Officer	2002	$196,667	$58,625	—	40,000	—
since June, 2003	2001	$160,000	$76,000	—	40,000	$21,563

Monte L. Pickens,	2003	$175,000	$58,583	—	40,000	—
Executive Vice President since May, 2003

Charles A. Hasper,	2003	$163,500	$40,425	—	—	—
Treasurer and Chief	2002	$160,000	$49,008	—	40,000	—
Financial Officer	2001	$66,667	$48,000	—	40,000	$22,525

Bruce W. Waddell,	2003	$163,500	$40,058	—	—	—
Vice President for	2002	$158,750	$48,672	—	40,000	—
Strategic Planning and	2001	$145,000	$69,000	—	40,000	$21,563
Corporate Development until December, 2003(5)

(1)	Mr. Peay’s salary includes compensation as Chief Executive Officer through June 1, 2003. Mr. Peay resigned as the Chief Executive Officer but remains the Chairman of the Board and his salary includes $14,000 paid to him in that capacity in 2003.

(2)	Cash and stock bonuses approved, on an annual basis, by the Compensation Committee. Mr. Pickens was awarded a sign-on bonus of $30,000 in 2003. Mr. Peay was awarded a stock grant in 2002 in the amount of $33,450. In 2001, the Compensation Committee awarded Messrs. Meyer, Waddell and Hasper with a stock grant based on performance objectives issued during the year at a value of $20,000. Stock grants were not awarded to these same officers in 2003 or 2002.

(3)	The costs include premiums on life insurance policies and a one-time Simplified Employee Pension (SEP) plan payment to Mr. Peay upon his resignation as Chief Executive Officer.

(4)	Stock grants were awarded to Messrs. Peay, Meyer, Waddell, and Hasper as part of the employment agreements executed in 2001.

(5)	Mr. Waddell resigned as Vice President for Strategic Planning and Corporate Development of the Company effective December 1, 2003, when he accepted the position of President of SeaSpace Corporation, a wholly-owned subsidiary of the Company.

OPTIONS GRANTS IN LAST FISCAL YEAR

      The following table contains information concerning the stock option grants made to each of the named executive officers for the fiscal year ended December 31, 2003:

					Potential Realizable
					Value at Assumed
					Annual Rates of Stock
					Price Appreciation for
	Individual Grants				Option Term(1)

	Number of	% of Total
	Securities	Options
	Underlying	Granted to	Exercise or
	Options	Employees in	Base Price	Expiration
Name	Granted	Fiscal Year	($/Sh)	Date	5% ($)	10% ($)

J. H. Binford Peay, III	6,500	4%	$18.50	06/30/08	29,524	64,401
John G. Meyer, Jr.	70,000	47%	$17.19	12/31/08	332,450	734,627
Monte L. Pickens	40,000	27%	$14.90	04/30/08	139,123	301,914

(1)	Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, in accordance with the SEC’s rule. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall market conditions and the option holders’ continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

AGGREGATED OPTIONS EXERCISED IN LAST

FISCAL YEAR AND FISCAL YEAR-END VALUES

      The following table sets forth information concerning option exercise and option holdings by each of the named executive officers for the fiscal year ended December 31, 2003:

			Number of Securities		Value of Unexercised
			Underlying/Unexercised		In-the-Money Options/SARs
	Shares		Options/SARs Value		at FY-End ($)(2)
	Acquired on	Value
Name	Exercise (#)	Realized(3)	Exercisable (#)	Unexercisable (#)	Exercisable	Unexercisable

J. H. Binford Peay, III	—	—	106,333	106,667	$1,306,524	$1,111,869
John G. Meyer, Jr.	—	—	51,333	98,667	$560,931	$821,069
Monte L. Pickens	—	—	8,000	32,000	$72,080	$288,320
Charles A. Hasper	5,000	$56,200	32,333	42,667	$383,231	$438,669
Bruce W. Waddell	42,000	$451,990	3,333	26,667	$25,031	$322,509

(2)	Represents the closing price per share of the underlying shares on the last day of the fiscal year less the option exercise price multiplied by the number of shares. The closing price per share was $23.91 on the last trading day of the fiscal year as reported on the AMEX.

(3)	Represents the closing price per share on the date the option was exercised less the option exercise price multiplied by the number of shares acquired upon exercise.

Director Compensation

      Directors who are employees of Allied receive no additional compensation for serving as a director. Each non-employee director (an “Outside Director”) is compensated for service as a director, including as a member of committees of the Board, at the rate of $1,000 per month; an award of 1,000 shares of common stock on each July 1; and an award as of each July 1 of an option to acquire 6,500 shares of common stock (commencing in 2000). As Chairman Emeritus, Mr. Sculley is entitled to an additional $500 per month. As Chairman of the Board, General Peay is entitled to the same cash and stock-based compensation as paid to non-employee members of the Board of Directors plus (i) an additional $1,000 per month and (ii) reimbursement of annual premiums paid on a $1 million life insurance policy, together with all applicable income taxes.

      In 1992, the Board of Directors of Allied adopted the Outside Directors Retirement Plan (the “Directors Retirement Plan”) to provide retirement benefits for long-standing Outside Directors. Under the Directors Retirement Plan, Outside Directors are eligible for a retirement benefit if they retire from the Board and have served as a member of the Board for a minimum of five (5) years. An eligible Outside Director who retires from the Board is entitled to receive, commencing on the last day of the first month following the month in which the director attains age seventy (70), monthly payments equal to the monthly cash compensation received from Allied at the time the director terminated service in such capacity. Such payments will cease upon the earlier of the expiration of a period of time equivalent to the period of time the director served as a member of the Board or the death of the director. The Directors Retirement Plan was suspended in 2001. Messrs. Christ, Warner and Sculley are entitled to receive benefits under the Plan upon their retirement from the Board for prior service. No further benefits have accrued or will accrue under the plan since its suspension in 2001.

      In 2003, Mr. Sculley was paid approximately $80,000 in satisfaction of his post-employment severance entitlement. Mr. Sculley is entitled to annual payments of $80,000 through 2005.

Employment Contracts and Change-In-Control Agreements

      Mr. Meyer’s employment agreement provides for an annual salary of $270,000 and the potential to earn an annual bonus up to 50% of the annual salary upon satisfaction of certain performance standards. Upon certain terminations of Mr. Meyer’s employment, he will be entitled to receive his annual salary for up to three (3) years following such termination. Further, if the termination of employment occurs within twelve (12) months of a change of control, the payments may be accelerated into a lump sum payment at the election of Mr. Meyer.

      Mr. Pickens’ employment agreement provides for an annual salary of $185,000 and the potential to earn an annual bonus up to 35% of the annual salary upon satisfaction of certain performance standards. Upon certain terminations of Mr. Pickens’ employment, he will be entitled to receive his annual salary for one year following such termination. Further, if the termination of employment occurs within twelve (12) months of a change of control, the payments may be accelerated into a lump sum payment at the election of Mr. Pickens.

      Mr. Hasper’s employment agreement provides for an annual salary of $180,000 and the potential to earn an annual bonus up to 35% of the annual salary upon satisfaction of certain performance standards. Upon certain terminations of Mr. Hasper’s employment, he will be entitled to receive his annual salary for one year following such termination. Further, if the termination of employment occurs within twelve (12) months of a change of control, the payments may be accelerated into a lump sum payment at the election of Mr. Hasper.

      Mr. Waddell’s employment agreement provides for an annual salary of $163,500 and the potential to earn an annual bonus up to 35% of the annual salary upon satisfaction of certain performance standards. For periods commencing with 2004, the performance standards will relate to Mr. Waddell’s responsibilities as President of SeaSpace Corporation. Upon certain terminations of Mr. Waddell’s employment, he will be entitled to receive his annual salary for one year following such termination. Further, if the termination of employment occurs within twelve (12) months of a change of control, the payments may be accelerated into a lump sum payment at the election of Mr. Waddell.

      Mr. Sculley’s employment with Allied terminated in September, 1999. He is entitled to post-employment payments of $80,000 per year through 2005. Such amounts are subject to acceleration upon a change of control of Allied.

      In June, 2001, the Board of Directors of Allied adopted a new stockholder rights plan (the “Rights Plan”). The Rights Plan provides each stockholder of record on a dividend distribution one “right” for each outstanding share of Allied’s common stock. Rights become exercisable at the earlier of ten days following: (1) a public announcement that an acquirer has purchased or has the right to acquire 15% or more of Allied’s common stock, or (2) the commencement of a tender offer which would result in an offeror beneficially owning 15% or more of the outstanding common stock of Allied. All rights held by an acquirer or offeror expire on the announced acquisition date, and all rights expire at the close of business on May 31, 2011. Each right entitles a stockholder to acquire at a stated purchase price, 1/100 of a share of Allied’s preferred stock which carries voting and dividend rights similar to one share of its common stock. Alternatively, a right holder may elect to purchase for the stated price an equivalent number of shares of Allied’s common stock (or in certain circumstances, cash, property or other securities of Allied) at a price per share equal to one-half of the average market price for a specified period. In lieu of the purchase price, a right holder may elect to acquire one-half of the common stock available under the second option. The purchase price of the preferred stock fractional amount is subject to adjustment for certain events as described in the Rights Plan. At the discretion of a majority of the Board and within a specified time period, Allied may redeem all of the rights at a price of $.01 per right. The Board may also amend any provisions of the Rights Plan prior to exercise.

Compensation Committee Interlocks and Insider Participation

      The Compensation Committee of Allied consists of Messrs. Harry W. Warner and Ronald G. Griffith. J. R. Sculley, a former Chairman of the Board and President of Allied, also served on the Compensation Committee in 2003.

Section 16(a) Beneficial Ownership Regarding Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers, and anyone who beneficially owns ten percent (10%) or more of the Company’s common stock, to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of common stock. Such persons are required by regulations of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely upon on a review of (i) copies of the Section 16(a) filings received by the Company during or with respect to 2003 and (ii) certain written representations of its officers and directors, the Company believes that each filing required to be made pursuant to Section 16(a) of the Exchange Act during and with respect to 2003 was filed in a timely manner.

PERFORMANCE GRAPH

      The following graph assumes $100 was invested on December 31, 1998 in The Allied Defense Group, Inc. common stock, the S&P 500 Index and a peer group of companies. It compares the cumulative total return on each, assuming reinvestment of dividends, for the five-year period ended December 31, 2003.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN

ASSUMES INITIAL INVESTMENT OF $100
DECEMBER 2003

The Allied Defense Group, Inc.: Represents The Allied Defense Group, Inc. common stock’s cumulative return over the past five years including reinvestment of dividends.

S&P 500: Represents the S&P 500 Index’s cumulative return over the past five years including reinvestment of dividends.

Peer Group: Represents the comparable peers’ cumulative return over the past five years including reinvestment of dividends.

      The peer group consists of the following companies:

•	Alliant Techsystems (ATK)

•	CACI International, Inc. (CACI)

•	Cubic Corporation (CUB)

•	Armor Holdings, Inc. (AH)

•	CompuDyne Corporation (CDCY)

•	Esterline Technologies (ESL)

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

      Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the Securities and Exchange Commission. Should a stockholder intend to present a proposal at next year’s annual meeting, it must be in writing and must be received by the Secretary of the Company at 8000 Towers Crescent Drive, Suite 260, Vienna, Virginia 22182, no later than December 31, 2004, in order to be included in the Company’s proxy statement and proxy relating to that meeting. The Company’s by-laws provide that any stockholder wishing to nominate a director at the annual meeting must do so in writing delivered to the Company at least fourteen (14) days and not more than fifty (50) days prior to the annual meeting. For further details, please see the discussion under Proposal One hereof.

OTHER BUSINESS

      The Board of Directors is not aware of any business requiring a vote of the stockholders to come before the annual meeting other than those matters described in this Proxy Statement. However, if any other matter or matters are properly brought before the annual meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.

By Order of the Board of Directors

JOHN G. MEYER, JR.
Chief Executive Officer and President

Dated: April 29, 2004

      YOUR VOTE IS IMPORTANT. PLEASE PROMPTLY COMPLETE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT IN THE ACCOMPANYING POSTPAID ENVELOPE.

ATTACHMENT A

The Allied Defense Group, Inc.

Audit Committee Charter

1. Purpose

      The primary function of the Audit Committee (the “Committee”) is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by the corporation to any governmental body or the public; the corporation’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the corporation’s auditing, accounting and financial reporting processes generally. Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the corporation’s policies, procedures and practices at all levels. The Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the corporation’s financial reporting process and internal control system.

•	Appoint, compensate, retain and oversee the corporation’s independent accountants.

•	Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, if established in the future, and the Board of Directors.

      The Committee will fulfill these responsibilities by carrying out the activities enumerated in this Charter.

2. Composition

      The Committee is comprised of a minimum of 3 directors as determined by the Board, each of whom meets the independence and experience requirements of the American Stock Exchange, the Securities Exchange Act of 1934, and the rules and regulations of the Securities and Exchange Commission.

      The members of the Committee are elected by the Board at the annual organizational meeting of the Board following each annual stockholders meeting for a term extending until their successors are duly elected and qualified. The Committee Chair shall be recommended by the Chairman and approved by a majority vote of the full Committee members.

3. Meetings

      The Committee meets at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee meets periodically with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately.

4. Responsibilities and Duties

      The Committee has the sole authority to appoint or replace the independent accountants (subject, if applicable, to shareholder ratification). The Committee shall be directly responsible for the compensation and oversight of the work of the independent accountants (including resolution of disagreements between management and the independent accountants regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent accountant shall report directly to the Committee.

      The Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the corporation by its independent accountants. The Committee may form subcommittees consisting of one or more members when appropriate. Subcommittees shall act on behalf of the Committee and address any issues designated by the Committee.

      The Committee has the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The corporation shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent accountants for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee. All such actions shall be brought to the attention of the Chairman of the Board within 30 days.

      The Committee shall make regular reports to the Board. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

      The Committee, to the extent it deems it necessary or appropriate, shall:

Documents/Reports Review

      1. Review the organization’s annual financial statements, its annual Form 10-K and any other reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants. This review should include the nature and extent of any changes in accounting principles or their application.

      2. Review with financial management and the independent accountants each of the corporation’s Forms 10-Q prior to its filing.

Independent Accountants

      3. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the corporation to determine the accountants’ independence, including non-audit services provided and the related fees for such services.

      4. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

      5. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization’s financial statements.

      6. Review and discuss reports from the independent accountants on:

(a)	All critical accounting policies and practices to be used.

(b)	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accountants.

(c)	Other material written communications between the independent accountants and management, such as any management letter or schedule of unadjusted differences.

      7. Discuss with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

      8. Review and evaluate the lead partner of the independent accountants’ team.

      9. Evaluate the qualifications, performance and independence of the independent accountants, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors. The Committee shall present its conclusions with respect to the independent accountants to the Board.

      10. Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

Financial Reporting Processes

      11. In consultation with the independent accountants, review the integrity of the corporation’s financial reporting processes, both internal and external.

      12. Consider the independent accountants’ judgments about the quality and appropriateness of the corporation’s accounting principles as applied in its financial reporting.

      13. Consider and approve, if appropriate, major changes to the corporation’s auditing and accounting principles and practices as suggested by the independent accountants or management.

      14. At least annually, the Committee should arrange to have a presentation on new accounting, financial and auditing releases to assure that the Committee is familiar with new releases that have application to the corporation’s financial reporting process.

      15. Review disclosures made to the Committee by the corporation’s CEO and CFO during their certification process for the Form 10-K and Forms 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the corporation’s internal controls.

Process Improvement

      16. Establish regular reporting to the Committee by management and the independent accountants regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

      17. Following completion of the annual audit, review with management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

      18. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

      19. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

      20. Review and evaluate if an internal audit function is appropriate. If instituted, review and concur in the appointment, replacement, reassignment, or dismissal of the director of internal auditing.

      21. Consider the adequacy of the corporation’s computerized information system controls and security.

      22. Review significant findings and recommendations of the independent accountant together with management’s responses thereto.

Ethical and Legal Compliance

      23. In coordination with the Board’s Ethics and Governance Committee, review and recommend updates periodically to the corporation’s code of ethical conduct as it relates to the financial and auditing business of the corporation, and ensure that management has established a system to enforce this code.

      24. Review management’s monitoring of the corporation’s compliance and that it has the proper review system in place to ensure that corporation’s financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements. Coordinate any findings with the Board’s Ethics and Governance Committee.

      25. In coordination with the Board’s Ethics and Governance Committee, establish procedures for the receipt, retention and treatment of complaints received by the corporation regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

      26. Review with the corporation’s counsel legal compliance matters including corporate securities trading policies.

      27. Review with the corporation’s counsel any legal matter that could have a significant impact on the organization’s financial statements.

      28. Perform any other activities consistent with this Charter, the corporation’s By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

      The duties and responsibilities of the members of the Committee are in addition to those duties set out for a member of the Board of Directors.

PROXY

THIS IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF

THE ALLIED DEFENSE GROUP, INC

     The undersigned hereby appoints J.H. Binford Peay, III and Ronald H. Griffith and each of them proxies, each with full power of substitution, to vote all shares of Common Stock of The Allied Defense Group, Inc. (the “Company”) which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held on June 4, 2004, and any adjournment thereof, upon the matters set forth below and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.

(continued, and to be marked, dated, and signed on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

éFOLD AND DETACH HEREé

Dear Shareholder(s):

     Enclosed you will find material relative to the Company’s Annual Meeting of Shareholders. The notice of the Annual Meeting and proxy statement describe the formal business to be transacted at the meeting, as summarized on the attached proxy card.

     Whether or not you expect to attend the Annual Meeting, please complete and return promptly the attached proxy card in the accompanying envelope, which requires no postage if mailed in the United States. As a shareholder, please remember that your vote is very important to us. We look forward to hearing from you.

The Allied Defense Group, Inc.

If no direction is made, this proxy will be voted FOR Items 1 and 2.	Please
	Mark Here	☐
for Address
Change or
Comments
SEE REVERSE SIDE

Item 1:	ELECTION OF DIRECTORS			Item 2:	APPOINTMENT OF			Item 3:	IN THEIR DISCRETION, PROXIES ARE
	NOMINEES:	FOR	WITHHELD		INDEPENDENT AUDITORS				AUTHORIZED TO VOTE UPON SUCH OTHER
	01 J. H. Binford Peay, III								BUSINESS AS MAY PROPERLY COME
	02 J. R. Sculey	☐	☐		FOR	AGAINST	ABSTAIN		BEFORE THE ANNUAL MEETING.
	03 Clifford C. Christ				☐	☐	☐
04 Harry H. Warner 05 Ronald H. Griffith
	06 Gilbert F. Decker 07 John G. Meyer, Jr.								WILL ATTEND
If you plan to attend the Annual Meeting, ☐
please mark the WILL ATTEND box.

Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

á  FOLD AND DETACH HERE   á